Exhibit 10.3

NOTICE, WAIVER AND AMENDMENT

Dated as of December 29, 2004

Beacon Bank
Attn: David Peterka - Executive Vice President
19765 Highway 7
Shorewood, MN 55331

Dear Mr. Peterka:

     Reference is made to that certain Accounts Receivable Agreement (as from time to time amended or renewed, the “Agreement”) dated May 29, 2003 by and between HEI Inc. (the “Client”) and Beacon Bank (the “Purchaser”).

     On December 16, 2004, the Client received a notification (attached hereto as Schedule 1) from the NASDAQ Listing Qualifications Department that states that the Client is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) due to its failure to file its Annual Report on Form 10-K for its fiscal year ended August 31, 2004 (“Fiscal 2004”), with the United States Securities and Exchange Commission (the “SEC”) by the extension deadline of December 14, 2004, and, as a result, the Client’s common stock is subject to delisting from the NASDAQ National Market unless the Client requests a hearing with a NASDAQ Listing Qualifications Panel to appeal such delisting. The Client intends to request a hearing and make an appeal but can not provide assurances that the NASDAQ Listing Qualifications Panel will grant the Client’s request for continued listing of its common stock.

     Pursuant to Section 5.02(a) of the Agreement, the Client is required to promptly notify the Purchaser of “any developments which would materially adversely affect the business of the Client, its properties or affairs or the ability of Client to perform its obligations under this Agreement.” The delisting of the Client’s common stock from the NASDAQ National Market may materially adversely affect the business of the Client. The Purchaser hereby agrees that the disclosures of such events in this Notice, Waiver and Amendment constitutes notice required under Section 5.02(a) of the Agreement.

     As a result of the Client’s failure to file its Annual Report on Form 10-K for Fiscal 2004, the Client has advised the Purchaser that it is at present in default under Section 3.12 of the Agreement. The Client has further advised the Purchaser that (i) it will continue to be in default under Section 3.12 of the Agreement until such time that its files its Annual Report on Form 10-K for Fiscal 2004 with the SEC, and (ii) a default may occur under Section 3.12 of the Agreement if the Client fails to timely file with the SEC its Quarterly Report on Form 10-Q for the Client’s fiscal quarter that ended in November 2004. The Client has further advised the Purchaser that the Client is likely to be in default under Section 5.08(a) of the Agreement if it is unable to finalize and, accordingly, deliver to the Purchaser, its audited financial statements for Fiscal 2004 by December 29, 2004. The Client has requested certain waivers and amendments to Sections 3.12 and 5.08(a) of the Agreement.

     In consideration of the promises herein set forth, the Client and the Purchaser hereby agree as follows:

     1.     The Purchaser hereby waives any default existing as of the date hereof under Section 3.12 of the Agreement, and any Event of Default (as such term is defined in the Agreement) arising directly therefrom.

     2.     The Lender hereby agrees that, notwithstanding anything in the Loan Agreement to the contrary, no Event of Default thereunder shall be deemed to occur either (a) as a result of the Client’s failure to file its Annual Report on Form 10-K for Fiscal 2004, so long as such filing occurs on or prior to January 14, 2005, or (b) as a result of the Client’s failure to file its Quarterly Report on Form 10-Q for the Client’s fiscal quarter that ended in November 2004, so long as such filing occurs on or prior to February 15, 2005.

     3.     Section 5.08(a) of the Agreement is hereby amended by adding to the end thereof the following sentence.

     Notwithstanding anything in this Section 5.08(a) to the contrary, the Client shall deliver a copy of its annual financial statements for its fiscal year ended August 31, 2004, on or prior to the date that such annual financial statements are filed with the United States Securities and Exchange Commission, but in any event on or prior to January 14, 2005.

     The Agreement shall remain in full force and effect, without modification except as set forth herein or in any other amendments entered into in accordance with the requirements of the Agreement.

     This Notice, Waiver and Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which constitute but one agreement.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Notice, Waiver and Amendment and return the same to the Client, whereupon this Notice, Waiver and Amendment shall become a binding agreement between the Purchaser and the Client.

Very truly yours, HEI, INC.
/s/ Mack V. Traynor, III
By: Mack V. Traynor, III
Its: CEO and President

     Acknowledged as of the date first written above.

BEACON BANK
/s/ David L. Peterka
By: David L. Peterka
Its: Executive Vice President